                                                                    EXHIBIT 99.1

April 16, 2004





             REGIONS ANNOUNCES RECORD FIRST QUARTER EARNINGS



BIRMINGHAM, Ala. - April 16, 2004 - Regions Financial Corp. (NYSE:RF) today announced highlights of its earnings for the quarter ended March 31, 2004:

         - Record quarterly earnings of $168.5 million, or 75 cents per diluted share, up 5.6 percent over 2003 and 11 percent linked-quarter, annualized

         - Revenue growth of 11.7 percent linked-quarter, annualized - driven by EquiFirst and Morgan Keegan

         - Healthy core banking trends evidenced by 7.3 percent loan growth and 7.1 percent low-cost deposit growth, both linked-quarter, annualized

         - Lowest quarterly net charge-offs since 1996 at $13.5 million, or an annualized 0.17 percent of average loans

         - Best non-performing asset level in 13 quarters, down 18 percent to $247.6 million or 0.75 percent of loans and other real estate

         -        Merger integration planning with Union Planters on target

Net income totaled $168.5 million for the first quarter of 2004, or 75 cents per diluted share, a 5.6 percent increase over first quarter 2003 net income of $158.6 million, or 71 cents per diluted share. Total revenues, excluding security gains, increased $20.8 million, or 11.7 percent, to $731.7 million on a linked-quarter annualized basis, and increased $40.1 million, or 5.8 percent, year over year.

"Regions' strong financial performance in the first quarter is consistent with what we have achieved over the past year - solid, steady growth built on positive fundamentals," said Regions Chairman and CEO Carl E. Jones Jr. "We generated healthy results across our business lines, our credit quality was excellent, and we continued to strengthen our long-term growth position."

"Our steadfast, conservative approach to banking and shareholder value creation continues to be successful," Jones said. "Regions' banking franchise showed healthy trends in the first quarter." Total loans increased 7.3 percent, linked-quarter, annualized, driven by commercial real estate lending and continued strong sales of the Regions Equity AssetLine product. Low-cost deposits continued to grow, increasing 7.1 percent linked-quarter, annualized, and 6.4 percent compared to the same time last year.

Net interest income in the first quarter was stable, as expected, at $379.0 million, compared to $379.5 million in the fourth quarter of 2003. The net interest margin was 3.56 percent, compared to 3.54 percent in the previous quarter.



                               Continued Next Page

April 16, 2004
Page Two


Fee-based business lines turned in particularly positive results, as well. Morgan Keegan earned $21 million during the first quarter on total revenues of $176 million as a result of momentum in its private client group. Results were strengthened further by the successful launch of the RMK Strategic Income Fund by Morgan Asset Management, a unit of Morgan Keegan.

EquiFirst earned record quarterly net income of $9.2 million. Regions Mortgage earned $4.3 million in net income in the first quarter, net of impairment charges, down from the fourth quarter, as expected. Together the contribution to total net income by mortgage operations was $13.5 million, or 8 percent, compared with $15 million, or 9.2 percent, in the fourth quarter of 2003. Regions incurred a mortgage servicing rights impairment of $12.0 million during the quarter, which was offset by securities gains of $12.8 million resulting from the sale of securities used to economically hedge the value of the mortgage servicing rights portfolio.

Credit quality was excellent, compared to already sound levels. Net loan charge-offs were at their lowest levels since 1996 totaling $13.5 million and
0.17 percent of average loans, annualized. Non-performing assets declined 18 percent during the first quarter to their lowest levels in 13 quarters. They totaled $247.6 million, compared to $303.4 million in the fourth quarter of 2003, and were 0.75 percent of total loans and other real estate, down from fourth quarter's 0.94 percent and 1.07 percent in the same period last year. As a result, the provision for loan losses was down $15 million from fourth quarter, resulting in the allowance for loan losses as a percentage of total loans of 1.39 percent at March 31, 2004.

Non-interest expenses increased compared to fourth quarter 2003 levels primarily as a result of seasonal increases.

"Regions is well-positioned for the future. We are seeing positive trends across our community banking franchise. Our strategy to diversify our business mix is generating good results, our credit quality is excellent, and our merger integration plans are on track.

"Our merger with Union Planters is still scheduled for a mid-year completion," he continued. "We are pleased with our progress in planning for the integration of our two banking organizations. We are taking a slow and calculated approach led by a senior management team with a great deal of merger experience. Our goal is to remain focused on our customers and our associates - and on growing our franchise during the transition."

Regions will hold a conference call to discuss the company's performance at 9 a.m. CT. Internet access to the call and to the supporting materials will be available through the Investor Relations section of Regions' Web site, www.regions.com, under the heading of Live Webcast. Telephone access to the call may be obtained by dialing 1-800-901-5231 for U.S. callers and 617-786-2961 for international callers with access code 28560293 by 8:50 a.m. CT.

Regions, headquartered in Birmingham, Ala., is a full-service provider of banking, securities brokerage, mortgage and insurance products and services. As of March 31, 2004, Regions had $48.8 billion in assets and stockholders' equity of $4.4 billion. Its banking subsidiary, Regions Bank, operates more than 680 offices across a nine-state geographic footprint in the South and Texas. Its securities brokerage subsidiary, Morgan Keegan, provides investment and brokerage services from more than 140 offices. Additional information about Regions can be found at www.regions.com. Regions ranks on both the Forbes 500 and Fortune 500 listings of America's largest companies; its common stock is traded on the New York Stock Exchange under the symbol RF.





                               Continued Next Page

April 16, 2004
Page Three

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
             (Dollar amounts in thousands, except per share amounts)

                                                             Three Months Ended
                                                                   March 31
                                                      ----------------------------------
                                                         2004                  2003           Change
Earnings                                              --------------      --------------
Net income                                            $      168,535      $      158,600       6%
Per share:
 Net income                                           $         0.76      $         0.72       6%
 Net income-diluted                                   $         0.75      $         0.71       6%
 Cash dividends declared                              $         0.41      $         0.30      37%

                                                                   March 31
                                                      ----------------------------------
Financial Condition                                       2004                 2003           Change
                                                      --------------      --------------
Total assets                                          $   48,776,943      $   48,464,585       1%
Loans, net of unearned income                         $   32,769,750      $   31,561,002       4%
Securities                                            $    8,505,034      $    9,710,933      -12%
Total earning assets                                  $   44,746,887      $   44,138,068       1%
Total deposits                                        $   31,425,573      $   32,369,375      -3%
Stockholders' equity                                  $    4,426,458      $    4,270,970       4%
Stockholders' equity per share                        $        20.24      $        19.25       5%

Selected Ratios

Return on average stockholders' equity                         15.14%              15.23%
Return on average total assets                                  1.39%               1.34%
Stockholders' equity to total assets                            9.07%               8.81%
Allowance for loan losses as a percentage
  of loans, net of unearned income                              1.39%               1.42%
Loans, net of unearned income, to
  total deposits                                              104.28%              97.50%
Net charge-offs to average loans                                0.17%               0.25%

For additional information, including supplemental financial information, refer to Regions' Form 8-K furnished with the Securities and Exchange Commission on April 16, 2004, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth at 205/244-2823; Regions' Media contact is Kristi Lamont Ellis at 205/326-7179.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

[REGIONS LOGO]



           FINANCIAL SUPPLEMENT TO FIRST QUARTER 2004 EARNINGS RELEASE


SUMMARY

Quality, record earnings of $168.5 million or $0.75 per diluted share continue to reflect success of well-positioned balance sheet and balanced business mix

-        11.0% linked quarter, annualized, diluted EPS growth
-        5.6% growth over 1Q03

Revenue growth, excluding securities gains, of 11.7%, linked quarter, annualized, and 5.8% year over year driven by fee-based business lines

- Net interest income was flat compared to 4Q03 and up 5% over 1Q03 as the net interest margin increased slightly to 3.56% compared to 3.54% during 4Q03 and 3.50% in 1Q03.
- Success of Morgan Keegan's RMK Strategic Income Fund offering as well as continued strong private client results drove Morgan Keegan revenues up 11.0% compared to 4Q03, annualized, and 10.4% compared to 1Q03.
- Gain on sale of mortgage loans increased 32.2% on an annualized, linked quarter basis and 44.8% over 1Q03 primarily due to strong volume and spreads at EquiFirst
- Insurance revenues increased 72.2% linked quarter, annualized, and 17.8% year over year primarily due to new accounts and strong retention of existing accounts.

Healthy core banking trends, as expected

- Loan growth of 7.3%, linked quarter, annualized, driven by commercial real estate lending and home equity lines of credit
- Low-cost deposit growth of 7.1%, linked quarter, annualized driven by deposit acquisition campaign

Credit quality was excellent in the first quarter

- Net charge-offs of $13.5 million or an annualized 17 bps of average loans
- Non-performing assets declined 18% to $247.6 million or 0.75% of loans and other real estate

Provision for loan losses and allowance for loan losses both declined in 1Q04 reflecting lower levels of non-performing assets and continued low levels of charge-offs

- $15 million was charged to the provision for loan losses, down from $30 million in 4Q03 and $31.5 million in 1Q03
- Allowance for loan losses at March 31, 2004 was 1.39% of total loans, net of unearned income, down from 1.41% at year end

Non-interest expenses, excluding MSR impairment, increased $27.2 million over 4Q03 reflecting $8 million in seasonal salaries and benefits expense, $12 million in annual minority interest expense, and other miscellaneous expenses.

Recognized impairment of $12 million on mortgage servicing rights

-        MSR's are economically hedged with bullet agency securities
-        $12.8 million in securities gains were taken to offset impairment
-        MSR portfolio is capitalized at 71 basis points of total servicing

Approximately 4.2 million shares were repurchased in 1Q04 including 4.0 million shares repurchased as a result of an accelerated stock repurchase agreement. 7.0 million shares remain available for repurchase under current board authorization.

Quarterly dividend rate increased 28% in January producing a dividend yield of approximately 4.5% as of quarter end.

Merger integration process is progressing as expected and continues to follow a systematic and disciplined course.

-        Over 100 key leaders named
-        17-member Transition Leadership Team named and meeting regularly
- 17-member Merger Integration Team named and activated. These persons are dedicated to merger integration full-time throughout the process
- Ongoing decisions on personnel, facilities, processes, and systems continue to be made and announced on a weekly basis

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 2


                 Regions Financial Corporation and Subsidiaries
                      Consolidated Statements of Condition
                                   (Unaudited)

($ amounts in thousands)
                                       3/31/04           12/31/03            9/30/03           6/30/03            3/31/03
                                   -----------        -----------        -----------       -----------        -----------
Assets:
Cash and due from banks            $   970,762        $ 1,255,853        $ 1,262,979       $ 1,235,107        $ 1,216,597
Interest-bearing deposits
  in other banks                       102,408             96,537            194,761           154,317            185,554
Securities held to maturity             31,990             30,943             32,194            32,082             30,919
Securities available for sale        8,473,044          9,056,861          9,117,752         9,487,220          9,680,014
Trading account assets                 790,864            816,074            776,332           897,732            889,628
Loans held for sale                  1,436,812          1,241,852          1,931,014         1,487,608            971,312
Federal funds sold and securities
  purchased under agreement
  to resell                            594,064            577,989            452,786           572,226            371,098
Margin receivables                     547,955            503,575            509,573           682,433            448,541
Loans                               33,000,869         32,414,848         31,815,772        31,945,121         31,799,866
Unearned income                       (231,119)          (230,525)          (231,387)         (229,921)          (238,864)
                                   -----------        -----------        -----------       -----------        -----------
           Loans, net of unearned
            income                  32,769,750         32,184,323         31,584,385        31,715,200         31,561,002
Allowance for loan losses             (455,566)          (454,057)          (456,040)         (456,672)          (449,704)
                                   -----------        -----------        -----------       -----------        -----------
           Net Loans                32,314,184         31,730,266         31,128,345        31,258,528         31,111,298
Premises and equipment                 631,186            629,638            626,188           623,050            628,473
Interest receivable                    182,116            194,501            193,573           208,094            224,016
Due from customers on
  acceptances                           35,058             61,053             10,074            19,912             71,391
Excess purchase price                1,089,308          1,083,416          1,073,714         1,073,386          1,063,540
Mortgage servicing rights              113,099            126,846            123,902            96,333            110,787
Other assets                         1,464,093          1,192,592          1,361,028         1,720,303          1,461,417
                                   -----------        -----------        -----------       -----------        -----------
                                   $48,776,943        $48,597,996        $48,794,215       $49,548,331        $48,464,585
                                   ===========        ===========        ===========       ===========        ===========

Liabilities and Stockholders' Equity:
Deposits
    Non-interest-bearing           $ 5,918,325        $ 5,717,747        $ 5,546,705       $ 5,530,777        $ 5,287,382
    Interest-bearing                25,507,248         27,014,788         27,070,230        26,335,738         27,081,993
                                   -----------        -----------        -----------       -----------        -----------
       Total Deposits               31,425,573         32,732,535         32,616,935        31,866,515         32,369,375
Borrowed funds:
    Short-term borrowings:
       Federal funds purchased and
         securities sold under agree-
         ment to repurchase          4,447,518          3,031,706          3,542,312         4,076,180          3,397,335
       Commercial paper                      0              5,500             13,750            17,250             17,250
       Other short-term
         borrowings                  1,441,916          1,389,832          1,406,372         1,999,772          1,817,000
                                   -----------        -----------        -----------       -----------        -----------
         Total Short-term
           Borrowings                5,889,434          4,427,038          4,962,434         6,093,202          5,231,585
    Long-term borrowings             5,768,131          5,711,752          5,603,532         5,439,448          5,392,132
                                   -----------        -----------        -----------       -----------        -----------
       Total Borrowed Funds         11,657,565         10,138,790         10,565,966        11,532,650         10,623,717
Bank acceptances
  outstanding                           35,058             61,053             10,074            19,912             71,391
Other liabilities                    1,232,289          1,213,503          1,206,392         1,758,954          1,129,132
                                   -----------        -----------        -----------       -----------        -----------
       Total Liabilities            44,350,485         44,145,881         44,399,367        45,178,031         44,193,615

Stockholders' equity:
    Common stock                       140,177            139,598            139,397           139,100            138,686
    Surplus                          1,000,479            983,669            975,939           965,244            950,699
    Undivided profits                3,407,590          3,329,023          3,236,285         3,142,722          3,044,708
    Treasury Stock                    (206,825)           (49,944)           (27,497)                0                  0
    Unearned restricted stock          (15,075)           (13,771)           (15,693)          (17,401)           (20,236)
    Accumulated other comprehensive
       income(loss)                    100,112             63,540             86,417           140,635            157,113
                                   -----------        -----------        -----------       -----------        -----------
         Total Stockholders'
           Equity                    4,426,458          4,452,115          4,394,848         4,370,300          4,270,970
                                   -----------        -----------        -----------       -----------        -----------
                                   $48,776,943        $48,597,996        $48,794,215       $49,548,331        $48,464,585
                                   ===========        ===========        ===========       ===========        ===========

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 3


                 Regions Financial Corporation and Subsidiaries
                        Consolidated Statements of Income
                                   (Unaudited)


($ amounts in thousands, except per share amounts)


                                                                         Quarter Ended
                                   ---------------------------------------------------------------------------------------
                                       3/31/04           12/31/03            9/30/03           6/30/03            3/31/03
                                   -----------        -----------        -----------       -----------        -----------
Interest Income:
    Interest and fees on loans        $411,012           $412,031           $417,210          $435,161           $437,897
    Interest on securities:
       Taxable interest income          86,557             85,460             79,326            88,609             95,370
       Tax-exempt interest income        5,661              5,839              5,972             6,111              6,433
                                   -----------        -----------        -----------       -----------        -----------
       Total Interest on Securities     92,218             91,299             85,298            94,720            101,803
    Interest on loans held for sale     19,971             24,722             27,780            19,830             23,348
    Interest on margin receivables       4,192              4,070              4,004             3,973              3,874
    Income on federal funds sold and
      securities purchased under
      agreement to resell                1,378              1,549                859             1,391              2,029
    Interest on time deposits in
      other banks                           22                 37                 55                49                 48
    Interest on trading account assets   6,889              6,569              5,715             6,822              6,987
                                   -----------        -----------        -----------       -----------        -----------
       Total Interest Income           535,682            540,277            540,921           561,946            575,986

Interest Expense:
    Interest on deposits                84,054             86,885             93,384           115,237            134,847
    Interest on short-term borrowings   19,651             19,995             25,940            27,507             27,633
    Interest on long-term borrowings    52,980             53,879             52,721            52,901             53,603
                                   -----------        -----------        -----------       -----------        -----------
       Total Interest Expense          156,685            160,759            172,045           195,645            216,083
                                   -----------        -----------        -----------       -----------        -----------
       Net Interest Income             378,997            379,518            368,876           366,301            359,903

Provision for loan losses               15,000             30,000             30,000            30,000             31,500
                                   -----------        -----------        -----------       -----------        -----------
       Net Interest Income After
         Provision for Loan Losses     363,997            349,518            338,876           336,301            328,403

Non-Interest Income:
    Brokerage and investment banking   138,203            135,634            140,257           151,811            125,027
    Trust department income             20,691             17,797             18,168            16,850             17,106
    Service charges on deposit
      accounts                          71,868             73,042             73,641            72,205             69,725
    Mortgage servicing and origination
      fees                              23,491             22,514             29,074            31,757             28,228
    Securities gains (losses)           12,803                 (2)               (37)           15,799              9,898
    Other                               98,428             82,384             86,572            89,702             91,605
                                   -----------        -----------        -----------       -----------        -----------
       Total Non-Interest Income       365,484            331,369            347,675           378,124            341,589

Non-Interest Expense:
    Salaries and employee benefits     290,923            278,862            281,666           288,937            272,619
    Net occupancy expense               27,800             27,748             26,869            25,518             25,712
    Furniture and equipment expense     18,130             20,374             20,160            20,501             20,312
    Impairment (recapture) of MSR's     12,000                  0            (20,000)           19,000                  0
    Other                              142,247            124,963            147,482           130,029            129,531
                                   -----------        -----------        -----------       -----------        -----------
       Total Non-Interest Expense      491,100            451,947            456,177           483,985            448,174
                                   -----------        -----------        -----------       -----------        -----------
       Income Before Income Taxes      238,381            228,940            230,374           230,440            221,818
Applicable income taxes                 69,846             65,187             65,652            65,674             63,218
                                   -----------        -----------        -----------       -----------        -----------
       Net Income                     $168,535           $163,753           $164,722          $164,766           $158,600
                                   ===========        ===========        ===========       ===========        ===========

Average shares outstanding--
  during quarter                       221,343            222,071            222,528           222,213            221,604
Average shares outstanding--during
    quarter, diluted                   224,590            225,624            225,699           225,064            224,059
Actual shares outstanding--
  end of quarter                       218,739            221,967            222,257           222,561            221,898
Net income per share                     $0.76              $0.74              $0.74             $0.74              $0.72
Net income per share, diluted            $0.75              $0.73              $0.73             $0.73              $0.71
Dividends per share                      $0.41              $0.32              $0.32             $0.30              $0.30

Taxable equivalent net interest
  income                              $395,411           $396,831           $385,353          $382,751           $376,986

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 4


-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
-------------------------------------------------------------------------------
($ amounts in thousands; yields on taxable equivalent basis)


                                                                       Quarter Ended
                            -------------------------------------------------------------------------------------------------------
                                   3/31/04             12/31/03             9/30/03             6/30/03              3/31/03
                            -------------------  -------------------  -------------------  -------------------  -------------------
                              Average    Yield/    Average    Yield/    Average    Yield/    Average    Yield/   Average     Yield/
                              Balance     Rate     Balance     Rate     Balance     Rate     Balance     Rate    Balance      Rate
                            -----------  ------  -----------  ------  -----------  ------  -----------  ------  -----------  ------

Assets
Earning assets:
  Taxable securities        $ 8,627,819   4.06%  $ 8,607,323   3.99%  $ 8,671,597   3.68%  $ 9,019,901   3.99%  $ 8,556,302   4.59%
  Non-taxable securities        435,978   8.30%      463,019   7.81%      479,484   7.73%      512,141   7.51%      527,888   7.68%
  Federal funds sold            614,627   0.90%      722,366   0.85%      605,986   0.56%      534,148   1.04%      656,625   1.25%
  Margin receivables            513,922   3.28%      504,323   3.20%      516,238   3.08%      505,989   3.15%      438,349   3.58%
  Loans, net of
   unearned income           32,342,081   5.27%   31,746,108   5.30%   31,470,101   5.41%   31,481,985   5.70%   31,115,404   5.86%
  Interest-bearing
   deposits in other
   banks                          7,568   1.17%       13,778   1.07%       14,271   1.53%        9,225   2.13%        8,817   2.21%
  Loans held for sale         1,325,000   6.06%    1,616,801   6.07%    2,022,109   5.45%    1,386,569   5.74%    1,534,054   6.17%
  Trading account assets        815,160   3.50%      782,120   3.81%      702,280   3.23%      835,931   3.16%      859,678   3.40%
                            -----------          -----------          -----------          -----------          -----------
   Total earning assets      44,682,155   4.97%   44,455,838   4.98%   44,482,066   4.97%   44,285,889   5.24%   43,697,117   5.50%

Allowance for loan losses      (458,515)            (454,035)            (459,157)            (453,768)            (442,017)
Cash and due from banks         945,080              958,244              924,158              936,007              994,186
Other non-earning assets      3,652,006            3,709,341            3,688,043            3,676,713            3,899,478
                            -----------          -----------          -----------          -----------          -----------
                            $48,820,726          $48,669,388          $48,635,110          $48,444,841          $48,148,764
                            ===========          ===========          ===========          ===========          ===========

Liabilities and
  Stockholders' Equity
Interest-bearing
  liabilities:
  Savings accounts          $ 1,426,803   0.22%  $ 1,416,434   0.26%  $ 1,449,886   0.22%  $ 1,412,742   0.28%  $ 1,421,953   0.32%
  Interest bearing
   transaction
   accounts                   2,642,203   0.84%    2,481,147   0.84%    2,377,845   0.82%    2,204,375   1.05%    1,867,494   1.17%
  Money market account       10,578,972   0.61%   10,630,021   0.60%   10,551,389   0.58%   10,616,728   0.76%   10,769,247   0.85%
  Certificates of
   deposit of
   $100,000 or more           3,544,559   1.94%    3,168,771   2.06%    3,085,685   2.29%    3,274,531   2.68%    3,403,813   3.09%
  Other interest-bearing
    accounts                  8,429,297   2.13%    8,815,274   2.17%    8,979,828   2.41%    9,237,300   2.88%    9,758,166   3.32%
  Federal funds purchase      3,546,344   0.98%    3,733,241   0.97%    3,995,668   0.95%    3,516,034   1.10%    2,800,541   1.21%
  Commercial paper                1,088   3.70%       11,634   3.72%       16,054   3.73%       17,250   3.79%       17,250   3.79%
  Other short-term
   borrowings                 1,438,891   3.08%    1,417,052   3.02%    1,676,430   3.84%    1,954,446   3.63%    2,102,749   3.69%
  Long-term borrowings        5,711,703   3.73%    5,688,221   3.76%    5,502,659   3.80%    5,392,564   3.93%    5,385,513   4.04%
                            -----------          -----------          -----------          -----------          -----------
   Total interest-bearing
    liabilities              37,319,860   1.69%   37,361,795   1.71%   37,635,444   1.81%   37,625,970   2.09%   37,526,726   2.34%
Non-interest bearing
 deposit                      5,709,946            5,761,914            5,450,499            5,232,916            5,068,365
Other liabilities             1,313,753            1,131,137            1,212,032            1,248,552            1,330,477
Stockholders' equity          4,477,167            4,414,542            4,337,135            4,337,403            4,223,196
                            -----------          -----------          -----------          -----------          -----------
                            $48,820,726          $48,669,388          $48,635,110          $48,444,841          $48,148,764
                            ===========          ===========          ===========          ===========          ===========

Net yield on interest
 earning assets                           3.56%                3.54%                3.44%                3.47%                3.50%

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 5


-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                SELECTED RATIOS
-------------------------------------------------------------------------------
($ amounts in thousands)


                                                                                   Quarter Ended
                                                      ----------------------------------------------------------------------------
                                                      3/31/04           12/31/03         9/30/03           6/30/03         3/31/03
                                                      -------           --------         -------           -------         -------

Return on average assets*                                1.39%            1.34%            1.34%            1.36%            1.34%

Return on average equity*                               15.14%           14.72%           15.07%           15.24%           15.23%

Stockholders' equity per share                         $20.24           $20.06           $19.77           $19.64           $19.25

Stockholders' equity to total assets                     9.07%            9.16%            9.01%            8.82%            8.81%

Allowance for loan losses as a percentage
    of loans, net of unearned income                     1.39%            1.41%            1.44%            1.44%            1.42%

Loans, net of unearned income,
    to total deposits                                  104.28%           98.33%           96.83%           99.53%           97.50%

Net charge-offs as a percentage of
    average loans*                                       0.17%            0.40%            0.39%            0.29%            0.25%

Total non-performing assets (excluding loans
    90 days past due) as a percentage of
    loans and other real estate                          0.75%            0.94%            1.03%            1.02%            1.07%

Total non-performing assets (including loans
    90 days past due) as a percentage of
    loans and other real estate                          0.86%            1.05%            1.13%            1.13%            1.22%


*Annualized


-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                           ALLOWANCE FOR LOAN LOSSES
-------------------------------------------------------------------------------
($ amounts in thous.)


                                             Three Months Ended
                                                  March 31
                                        ----------------------------
                                          2004                2003
                                        --------            --------

Balance at beginning of year            $454,057            $437,164

Net loans charged off:
  Commercial                               8,350              12,561
  Real estate                              1,658               2,550
  Installment                              3,483               3,849
                                        --------            --------
      Total                               13,491              18,960
Provision charged to expense              15,000              31,500
                                        --------            --------

Balance at end of period                $455,566            $449,704
                                        ========            ========

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 6


LOANS

-------------------------------------------------------------------------------
                        LOAN PORTFOLIO - PERIOD END DATA
-------------------------------------------------------------------------------
($ amounts in thousands)


                                                                                                3/31/04              3/31/04
                            3/31/04     12/31/03      9/30/03      6/30/03      3/31/03       vs. 12/31/03*        vs. 3/31/03
                          -----------  -----------  -----------  -----------  -----------  -----------------   -------------------

Commercial                $10,215,384  $10,182,176  $10,409,481  $10,988,657  $10,987,725  $ 33,208      1.3%  $ (772,341)    -7.0%
Residential Mortgages       8,267,924    8,318,711    8,172,563    8,204,385    7,832,514   (50,787)    -2.4%     435,410      5.6%
Other Real Estate Loans     6,240,204    5,878,922    5,439,971    4,910,895    5,199,901   361,282     24.6%   1,040,303     20.0%
Construction                3,601,942    3,484,767    3,371,931    3,579,442    3,636,628   117,175     13.4%     (34,686)    -1.0%
Branch Installment          1,293,711    1,353,707    1,414,299    1,476,601    1,550,386   (59,996)   -17.7%    (256,675)   -16.6%
Indirect Installment          368,595      362,496      380,649      382,401      393,890     6,099      6.7%     (25,295)    -6.4%
Consumer Lines of Credit    2,072,063    1,918,988    1,728,054    1,538,884    1,330,412   153,075     31.9%     741,651     55.7%
Student Loans                 709,927      684,556      667,437      633,935      629,546    25,371     14.8%      80,381     12.8%
                          -----------  -----------  -----------  -----------  -----------  --------    -----   ----------    -----
                          $32,769,750  $32,184,323  $31,584,385  $31,715,200  $31,561,002  $585,427      7.3%  $1,208,748      3.8%
                          ===========  ===========  ===========  ===========  ===========  ========    =====   ==========    =====

Loans Held for Sale
  (HFS):
Mortgage Loans HFS        $ 1,030,704  $ 1,021,544  $ 1,336,380  $ 1,166,875  $   905,881  $  9,160      3.6%  $  124,823     13.8%
Indirect Loans HFS            406,108      220,308      594,634      320,733       65,431   185,800    337.3%     340,677    520.7%
                          -----------  -----------  -----------  -----------  -----------  --------    -----   ----------    -----
  Total Loans HFS         $ 1,436,812  $ 1,241,852  $ 1,931,014  $ 1,487,608  $   971,312  $194,960     62.8%  $  465,500     47.9%
                          ===========  ===========  ===========  ===========  ===========  ========    =====   ==========    =====


-------------------------------------------------------------------------------
                       LOAN PORTFOLIO - AVERAGE BALANCES
-------------------------------------------------------------------------------
($ amounts in thousands)


                                                                                                 1Q04                 1Q04
                             1Q04         4Q03         3Q03         2Q03         1Q03          vs. 4Q03*            vs. 1Q03
                          -----------  -----------  -----------  -----------  -----------  -----------------   ------------------

Commercial                $10,055,926  $10,198,310  $10,706,642  $11,004,275  $10,910,248 $(142,384)    -5.6%  $ (854,322)   -7.8%
Residential Mortgages       8,289,986    8,227,683    8,053,111    8,120,655    8,075,654    62,303      3.0%     214,332     2.7%
Other Real Estate Loans     6,046,504    5,624,088    5,137,428    4,769,170    4,636,233   422,416     30.0%   1,410,271    30.4%
Construction                3,563,666    3,449,078    3,475,015    3,622,848    3,628,926   114,588     13.3%     (65,260)   -1.8%
Branch Installment          1,312,239    1,365,670    1,426,755    1,516,335    1,588,658   (53,431)   -15.6%    (276,419)  -17.4%
Indirect Installment          364,603      372,293      381,910      368,989      375,786    (7,690)    -8.3%     (11,183)   -3.0%
Consumer Lines of Credit    2,001,274    1,839,613    1,643,158    1,453,531    1,269,432   161,661     35.2%     731,842    57.7%
Student Loans                 707,883      669,373      646,082      626,182      630,467    38,510     23.0%      77,416    12.3%
                          -----------  -----------  -----------  -----------  -----------  --------    -----   ----------   -----
                          $32,342,081  $31,746,108  $31,470,101  $31,481,985  $31,115,404  $595,973      7.5%  $1,226,677     3.9%
                          ===========  ===========  ===========  ===========  ===========  ========    =====   ==========   =====

Loans Held for Sale
  (HFS):
Mortgage Loans HFS        $ 1,010,131  $ 1,224,068  $ 1,559,879  $ 1,205,220  $ 1,039,136 $(213,937)   -69.9%  $  (29,005)   -2.8%
Indirect Loans HFS            314,869      392,734      462,230      181,349      494,918   (77,865)   -79.3%    (180,049)  -36.4%
                          -----------  -----------  -----------  -----------  -----------  --------    -----   ----------   -----
  Total Loans HFS         $ 1,325,000  $ 1,616,802  $ 2,022,109  $ 1,386,569  $ 1,534,054 $(291,802)   -72.2%  $ (209,054)  -13.6%
                          ===========  ===========  ===========  ===========  ===========  ========    =====   ==========   =====


-------------------------------------------------------------------------------
                 AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS
-------------------------------------------------------------------------------
($ amounts in thousands)


                                                                                                  1Q04                 1Q04
                          1Q04          4Q03          3Q03          2Q03          1Q03          vs. 4Q03*            vs. 1Q03
                       -----------   -----------   -----------   -----------   -----------   ---------------    -----------------

Community Bank Loans   $26,064,642   $25,586,886   $25,384,348   $25,525,634   $25,389,025   $477,756    7.5%   $  675,617    2.7%
Wholesale Loans          6,277,439     6,159,222     6,085,753     5,956,351     5,726,379    118,217    7.7%      551,060    9.6%
                       -----------   -----------   -----------   -----------   -----------   --------    ---    ----------    ---
                       $32,342,081   $31,746,108   $31,470,101   $31,481,985   $31,115,404   $595,973    7.5%   $1,226,677    3.9%
                       ===========   ===========   ===========   ===========   ===========   ========    ===    ==========    ===

* Linked quarter percentage changes are presented on an annualized basis.

- Strongest categories of growth in the loan portfolio have been in commercial real estate related credits and consumer lines of credit.

- Consumer lines of credit, primarily Equity AssetLines, grew 31.9%, annualized, over 4Q03, and 55.7% over 1Q03. The quality of the Equity AssetLine portfolio remains high, with an average FICO score of 732 at March 31, 2004.

- During the fourth quarter of 2003 and the first quarter of 2003, Regions securitized and sold approximately $640 million and $575 million, respectively, of indirect consumer auto loans classified as held for sale.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 7


DEPOSITS

-------------------------------------------------------------------------------
                      DEPOSIT PORTFOLIO - PERIOD END DATA
-------------------------------------------------------------------------------
($ amounts in thousands)


                                                                                                 1Q04                 1Q04
                           3/31/04     12/31/03      9/30/03      6/30/03      3/31/03         vs. 4Q03*            vs. 1Q03
                         -----------  -----------  -----------  -----------  -----------  ------------------    ------------------

Interest-Free Deposits   $ 5,918,325  $ 5,717,747  $ 5,546,705  $ 5,530,777  $ 5,287,382  $  200,578     14.0%  $  630,943    11.9%
Interest-Bearing
 Checking                  2,791,766    2,647,633    2,493,209    2,424,521    2,183,844     144,133     21.8%     607,922    27.8%
Savings                    1,473,000    1,420,891    1,419,015    1,411,910    1,415,249      52,109     14.7%      57,751     4.1%
Money Market              10,607,497   10,642,155   10,418,836   10,429,281   10,654,437     (34,658)    -1.3%     (46,940)   -0.4%
                         -----------  -----------  -----------  -----------  -----------  ----------   ------   ----------   -----
 Total Low-Cost
  Deposits                20,790,588   20,428,426   19,877,765   19,796,489   19,540,912     362,162      7.1%   1,249,676     6.4%
CD's < $100K               4,827,603    5,056,916    5,214,403    5,675,508    6,463,944    (229,313)   -18.1%  (1,636,341)  -25.3%
CD's > $100K               3,455,851    3,299,896    3,086,601    3,174,747    3,112,566     155,955     18.9%     343,285    11.0%
Other Time Deposits        2,351,531    3,947,297    4,438,166    3,219,771    3,251,953  (1,595,766)  -161.7%    (900,422)  -27.7%
                         -----------  -----------  -----------  -----------  -----------  ----------   ------   ----------   -----
                         $31,425,573  $32,732,535  $32,616,935  $31,866,515  $32,369,375 $(1,306,962)   -16.0%  $ (943,802)   -2.9%
                         ===========  ===========  ===========  ===========  ===========  ==========   ======   ==========   =====


-------------------------------------------------------------------------------
                AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS
-------------------------------------------------------------------------------
($ amounts in thousands)


                                                                                                 1Q04               1Q04
                              1Q04          4Q03         3Q03        2Q03         1Q03         vs. 4Q03*           vs. 1Q03
                           -----------  -----------  -----------  -----------  -----------  ---------------   -------------------

Community Bank Deposits    $27,284,201  $27,129,340  $27,180,362  $27,732,413  $28,524,001 $154,861     2.3%  $(1,239,800)   -4.3%
Wholesale Deposits           5,047,579    5,144,221    4,714,770    4,315,066    3,769,558  (96,642)   -7.5%    1,278,021    33.9%
                           -----------  -----------  -----------  -----------  -----------  -------    ----   -----------    ----
                           $32,331,780  $32,273,561  $31,895,132  $32,047,479  $32,293,559  $58,219     0.7%  $    38,221     0.1%
                           ===========  ===========  ===========  ===========  ===========  =======    ====   ===========    ====

* Linked quarter percentage changes are presented on an annualized basis.

- Low-cost deposits grew 7.1%, annualized, compared to 4Q03, and 6.4% compared to 1Q03. Regions implemented a deposit acquisition campaign targeting DDA accounts in 2004.

- The deposit acquisition campaign features a combination of free checking, free Visa checkcard and free billpay options.

- CD's less than $100,000 comprised 15.4% of total deposits at March 31, 2004, down from 20.0% at March 31, 2003.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 8


OPERATING PERFORMANCE

-------------------------------------------------------------------------------
                                                   REVENUE
-------------------------------------------------------------------------------


                                                                                               1Q04                   1Q04
($ amounts in thousands)        1Q04        4Q03        3Q03        2Q03        1Q03          vs. 4Q03*             vs. 1Q03
                              --------    --------    --------    --------    --------    -----------------     ----------------

Net Interest Income           $378,997    $379,518    $368,876    $366,301    $359,903    $   (521)    -0.5%    $ 19,094     5.3%
Non-Interest Income (excl
 sec. gains/losses)            352,681     331,371     347,712     362,325     331,691      21,310     25.7%      20,990     6.3%
                              --------    --------    --------    --------    --------    --------     ----     --------     ---
  Total Revenue               $731,678    $710,889    $716,588    $728,626    $691,594    $ 20,789     11.7%    $ 40,084     5.8%
                              ========    ========    ========    ========    ========    ========     ====     ========     ===

Fee Income as a % of
 Total Revenue                   48.2%       46.6%       48.5%       49.7%       48.0%
                              ========    ========    ========    ========    ========


* Linked quarter percentage changes are presented on an annualized basis.

- The net interest margin increased slightly from 3.54% in 4Q03 to 3.56% in 1Q04. We expect the net interest margin to remain relatively stable for the second quarter.

- Regions remains in a slightly asset-sensitive position at the end of the first quarter of 2004.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 9


NON-INTEREST INCOME AND EXPENSE

-------------------------------------------------------------------------------
                        NON-INTEREST INCOME AND EXPENSE
-------------------------------------------------------------------------------

NON-INTEREST INCOME

                                                                                                1Q04                1Q04
($ amounts in thousands)                 1Q04      4Q03       3Q03       2Q03      1Q03        vs. 4Q03*          vs. 1Q03
                                       --------  --------   --------   --------  --------  ----------------   ----------------

Brokerage and investment banking       $138,203  $135,634   $140,257   $151,811  $125,027  $ 2,569      7.6%  $13,176     10.5%
Trust department income                  20,691    17,797     18,168     16,850    17,106    2,894     65.0%    3,585     21.0%
Service charges on deposit accounts      71,868    73,042     73,641     72,205    69,725   (1,174)    -6.4%    2,143      3.1%
Mortgage servicing & origination fees    23,491    22,514     29,074     31,757    28,228      977     17.4%   (4,737)   -16.8%
Securities gains(losses)                 12,803        (2)       (37)    15,799     9,898   12,805      N/A     2,905     29.3%
Insurance premiums & commissions         23,155    19,614     19,048     17,654    19,661    3,541     72.2%    3,494     17.8%
Gain on sale of mortgage loans           41,236    38,160     35,438     37,211    28,475    3,076     32.2%   12,761     44.8%
(Loss) gain on securitization of
  auto loans                                 --    (3,575)        --         --     6,830    3,575       --    (6,830)  -100.0%
Derivative income                           964     4,170      4,208      8,016     5,483   (3,206)  -307.5%   (4,519)   -82.4%
Other                                    33,073    24,015     27,878     26,821    31,156    9,058    150.9%    1,917      6.2%
                                       --------  --------   --------   --------  --------  -------   ------   -------   ------
  Total non-interest income            $365,484  $331,369   $347,675   $378,124  $341,589  $34,115     41.2%  $23,895      7.0%
                                       ========  ========   ========   ========  ========  =======   ======   =======   ======


NON-INTEREST EXPENSE


                                                                                                1Q04                 1Q04
($ amounts in thousands)           1Q04       4Q03       3Q03         2Q03      1Q03          vs. 4Q03*            vs. 1Q03
                                 ---------  ---------  ---------   ---------  ---------  -----------------   -----------------

Salaries and employee benefits   $ 290,923  $ 278,862  $ 281,666   $ 288,937  $ 272,619  $  12,061    17.3%  $  18,304     6.7%
Net occupancy expense               27,800     27,748     26,869      25,518     25,712         52     0.7%      2,088     8.1%
Furniture and equipment expense     18,130     20,374     20,160      20,501     20,312     (2,244)  -44.1%     (2,182)  -10.7%
Amortization of core deposit
  intangible                           420        334        335         334        335         86   103.0%         85    25.4%
Amortization of MSR's                9,257      8,686      9,196      12,705     11,472        571    26.3%     (2,215)  -19.3%
Impairment (recapture) of MSR's     12,000         --    (20,000)     19,000         --     12,000   100.0%     12,000   100.0%
Loss on early extinguishment
  of debt                               --         --     20,580          --         --         --      --          --      --
Other                              132,570    115,943    117,371     116,990    117,724     16,627    57.4%     14,846    12.6%
                                 ---------  ---------  ---------   ---------  ---------  ---------   -----   ---------   -----
  Total non-interest expense     $ 491,100  $ 451,947  $ 456,177   $ 483,985  $ 448,174  $  39,153    34.7%  $  42,926     9.6%
                                 =========  =========  =========   =========  =========  =========   =====   =========   =====

* Linked quarter percentage changes are presented on an annualized basis.

- For the three months ended March 31, 2004, approximately 61% of Rebsamen's insurance revenues are related to the commercial property and casualty business. Approximately 28% of revenues are from the life and group life businesses, with the remaining amounts coming from claims services and contingencies.

- Insurance premiums and commissions increased over 4Q03 and 1Q03 levels primarily as a result of new business and strong retention levels of old business. Property and casualty revenues increased approximately $2 million, life and group revenues increased approximately $1 million, and contingent commissions increased approximately $1 million.

- Securities gains are related to the sale of agency securities that serve as economic hedges for mortgage servicing rights.

- Regions derivative income is primarily connected to the conversion of fixed rate loan products into variable rate loan products. As longer term interest rates have increased, derivative income has declined due to lower fixed rate loan demand by customers.

- The $9.1 million increase in other non-interest income compared to 4Q03 is a result of approximately $4 million in servicing income on indirect auto loans. In addition there were increases in such items as international department income, low income housing credits, and cash surrender value of life insurance.

- The increase in salaries and benefits expense from 4Q03 to 1Q04 is primarily a result of payroll taxes incurred in first quarter each year and normal first quarter compensation increases.

- The $16.6 million increase in other non-interest expense is primarily related to minority interest expense of approximately $12 million recorded annually in the first quarter. In addition, approximately $4 million in servicing expense on indirect auto loans was recorded in the first quarter in connection with the $4 million in servicing income noted above.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 10


MORGAN KEEGAN

-------------------------------------------------------------------------------
                                 MORGAN KEEGAN
-------------------------------------------------------------------------------

Summary Income Statement


                                                                                          1Q04                1Q04
($ amounts in thousands)       1Q04       4Q03       3Q03       2Q03       1Q03         vs. 4Q03*           vs. 1Q03
                             --------   --------   --------   --------   --------   -----------------   -----------------

Revenues:
  Commissions                $ 43,965   $ 41,503   $ 43,782   $ 40,022   $ 34,175   $  2,462     23.7%  $  9,790     28.6%
  Principal transactions       53,838     51,010     60,669     72,208     68,015      2,828     22.2%   (14,177)   -20.8%
  Investment banking           24,545     28,064     23,378     28,933     12,184     (3,519)   -50.2%    12,361    101.5%
  Interest                     12,636     12,434     10,799     12,385     12,925        202      6.5%      (289)    -2.2%
  Trust fees and services      17,591     14,873     15,541     14,707     15,158      2,718     73.1%     2,433     16.1%
  Investment advisory          18,683     19,210     17,405     14,778     13,616       (527)   -11.0%     5,067     37.2%
  Other                         5,212      4,663      3,285      4,927      3,790        549     47.1%     1,422     37.5%
                             --------   --------   --------   --------   --------   --------    -----   --------    -----
    Total revenues            176,470    171,757    174,859    187,960    159,863      4,713     11.0%    16,607     10.4%

Expenses:
  Interest expense              7,397      6,761      5,622      6,344      7,517        636     37.6%      (120)    -1.6%
  Non-interest expense        135,614    133,110    134,507    142,924    126,226      2,504      7.5%     9,388      7.4%
                             --------   --------   --------   --------   --------   --------    -----   --------    -----
    Total expenses            143,011    139,871    140,129    149,268    133,743      3,140      9.0%     9,268      6.9%
                             --------   --------   --------   --------   --------   --------    -----   --------    -----

Income before income taxes     33,459     31,886     34,730     38,692     26,120      1,573     19.7%     7,339     28.1%
Income taxes                   12,540     11,988     13,045     14,652      9,687        552     18.4%     2,853     29.5%
                             --------   --------   --------   --------   --------   --------    -----   --------    -----
Net income                   $ 20,919   $ 19,898   $ 21,685   $ 24,040   $ 16,433   $  1,021     20.5%  $  4,486     27.3%
                             ========   ========   ========   ========   ========   ========    =====   ========    =====

Breakout of Revenue by Division


                                             Fixed-
                                              income           Equity           Regions
                           Private           Capital           Capital             MK             Investment         Interest
($ amounts in thousands)   Client            Markets           Markets           Trust             Advisory          & Other
                           -------           -------           -------          --------          ----------         --------

THREE MONTHS ENDED
MARCH 31, 2004:
$ amount of revenue        $60,064           $50,464           $15,520           $17,590           $19,792           $13,040
% of gross revenue            34.0%             28.6%              8.8%             10.0%             11.2%              7.4%

THREE MONTHS ENDED
DECEMBER 31, 2003:
$ amount of revenue        $49,386           $52,659           $20,935           $14,873           $20,318           $13,586
% of gross revenue            28.8%             30.7%             12.2%              8.7%             11.8%              7.9%

THREE MONTHS ENDED
MARCH 31, 2003:
$ amount of revenue        $40,720           $65,546           $ 9,673           $15,158           $14,803           $13,963
% of gross revenue            25.5%             41.0%              6.1%              9.5%              9.3%              8.7%

* Linked quarter percentage changes are presented on an annualized basis.

- Morgan Keegan's total revenues increased $4.7 million and net income increased $1.0 million compared to 4Q03. As expected, revenues from private client continued to increase and fixed income declined slightly.

- During the first quarter, Morgan Keegan executed a successful IPO of the RMK Strategic Income Fund. Fee and commission revenue from this offering contributed approximately $5 million each to both private client and equity capital markets revenues for a total of $10 million.

- Commissions income increased $2.5 million compared to 4Q03 primarily as a result of the strength of the private client business.

- Principal transactions income increased $2.8 million as a result of market-making activity.

- Investment banking income and Equity Capital Markets Division revenues declined over 4Q03 due to seasonally lower levels of deal flow but increased over 1Q03 as a result of increased market activity compared to early 2003 and the fees related to the IPO of the RMK Strategic Income Fund.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 11


MORGAN KEEGAN (CONTINUED)

- Trust income increased $2.7 million over 4Q03 as a result of higher recent market values.

- The $10.7 million increase in private client revenues compared to 4Q03 is primarily attributable to approximately $5 million in commissions associated with the RMK Strategic Income Fund, and additional market activity.

- The $2.2 million decline in fixed income revenue compared to 4Q03 was primarily a result of declining customer activity given the interest rate environment at the beginning of the quarter.

- Average assets per financial advisor increased to $59.4 million at March 31, 2004 from $58.8 million at December 31, 2003.

-        Total customer assets were $40.5 billion at March 31, 2004.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 12


MORTGAGE OPERATIONS

-------------------------------------------------------------------------------
                              MORTGAGE OPERATIONS
-------------------------------------------------------------------------------


                                                                                                          1Q04            1Q04
                                1Q04          4Q03           3Q03            2Q03           1Q03        vs. 4Q03*       vs. 1Q03
                           -------------  -------------  -------------  -------------  -------------  -------------  --------------

Single family mortgage
  production (millions):
  Regions Mortgage         $         731  $         801  $       1,697  $       1,631  $       1,495  $  (70) -35.0% $  (764) -51.1%
  EquiFirst                          985          1,081          1,150            831            695     (96) -35.5%     290   41.7%
                           -------------  -------------  -------------  -------------  -------------  ------  -----  -------  -----
   Total                   $       1,716  $       1,882  $       2,847  $       2,462  $       2,190  $ (166) -35.3% $  (474) -21.6%
                           =============  =============  =============  =============  =============  ======  =====  =======  =====

Gain on sale of mortgage
  loans:
  Regions Mortgage         $         330  $         348  $       3,799  $       9,115  $       4,352  $  (18) -20.7% $(4,022) -92.4%
  EquiFirst                       40,906         37,812         31,639         28,096         24,123   3,094   32.7%  16,783   69.6%
                           -------------  -------------  -------------  -------------  -------------  ------  -----  -------  -----
   Total                   $      41,236  $      38,160  $      35,438  $      37,211  $      28,475  $3,076   32.2% $12,761   44.8%
                           =============  =============  =============  =============  =============  ======  =====  =======  =====

Servicing portfolio        $15.9 BILLION  $16.1 Billion  $16.0 Billion  $16.6 Billion  $17.1 Billion
Capitalized mortgage
  servicing rights (net)       $113.1 MM      $126.8 MM      $123.9 MM      $96.3 MM       $110.8 MM
MSR valuation allowance         $51.5 MM       $39.5 MM       $39.5 MM      $59.5 MM         $40.5MM
MSR capitalization rate          71 BPS.        79 bps.        77 bps.       58 bps.         65 bps.


* Linked quarter percentage changes are presented on an annualized basis.

- Approximately 43% of single-family mortgage production was originated by Regions Mortgage and approximately 57% was originated by EquiFirst in 1Q04.

- Mortgage production declined only slightly from 4Q03 to 1Q04 as a result of higher interest rates at the beginning of the quarter followed by a slight pick-up in volume at the end of the quarter.

- Approximately 64% of the Regions Mortgage pipeline at March 31, 2004, was attributable to refinance activity.

- The Regions Mortgage pipeline was approximately 50% higher at March 31, 2004 than at December 31, 2003 as a result of the lower interest rate environment late in the quarter.

- The $3.1 million increase in gain on sale of mortgage loans quarter to quarter is primarily a result of higher premiums at EquiFirst.

- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 13


CREDIT QUALITY

-------------------------------------------------------------------------------
                                 CREDIT QUALITY
-------------------------------------------------------------------------------


                                                                                                            YTD            YTD
($ in thousands)                 1Q04           4Q03           3Q03           2Q03           1Q03        3/31/2004      3/31/2003
                               --------       --------       --------       --------       --------      ---------      ---------

Allowance for loan losses      $455,566       $454,057       $456,040       $456,672       $449,704       $455,566       $449,704
Provision for loan losses      $ 15,000       $ 30,000       $ 30,000       $ 30,000       $ 31,500       $ 15,000       $ 31,500

Net loans charged off:
  Commercial                   $  8,350       $ 24,503       $ 23,035       $ 15,650       $ 12,561       $  8,350       $ 12,561
  Real estate                     1,658          3,739          3,663          3,203          2,550          1,658          2,550
  Installment                     3,483          3,741          3,934          4,179          3,849          3,483          3,849
                               --------       --------       --------       --------       --------       --------       --------
    Total                      $ 13,491       $ 31,983       $ 30,632       $ 23,032       $ 18,960       $ 13,491       $ 18,960
                               ========       ========       ========       ========       ========       ========       ========

Net loan charge-offs as
  a % of average loans,
  annualized
  Commercial                       0.33%          0.94%          0.81%          0.57%          0.47%          0.33%          0.47%
  Real estate                      0.04%          0.09%          0.10%          0.08%          0.07%          0.04%          0.07%
  Installment                      0.25%          0.27%          0.29%          0.31%          0.29%          0.25%          0.29%
                               --------       --------       --------       --------       --------       --------       --------
     Total                         0.17%          0.40%          0.39%          0.29%          0.25%          0.17%          0.25%
                               ========       ========       ========       ========       ========       ========       ========

Non-performing assets:
Non-accrual loans              $201,805       $250,344       $268,764       $241,789       $244,500
Renegotiated loans                  391            886            931         29,803         31,524
Other real estate                45,356         52,195         56,887         52,358         63,585
                               --------       --------       --------       --------       --------
  Total                        $247,552       $303,425       $326,582       $323,950       $339,609
                               ========       ========       ========       ========       ========

Loans past due >
  90 days                      $34,091        $35,187        $31,075        $35,894        $45,171


- Annualized charge-offs were 0.17% of average loans in 1Q04 as compared to 0.25% in 1Q03.

-        Non-performing assets were down $56 million or 18% linked quarter.

- Non-accrual loans were down $48.5 million compared to 4Q03 levels primarily related to a shared national credit in the amount of $22 million that was sold, resulting in a recovery of approximately $2.5 million, and an $8.5 million real estate loan that was paid off.

- At March 31, 2004, non-performing assets totaled 0.75% of loans and other real estate compared to 1.07% at March 31, 2003.

- Regions non-performing loan portfolio is composed primarily of a number of small to medium-sized loans that are diversified geographically throughout its franchise.

- Of the total $202 million in non-accrual loans at March 31, 2004, approximately $69.6 million (35%) are secured by single-family residences, which historically have had very low levels of loss.

- The largest non-performing loan has an outstanding balance of approximately $6 million.

- Of the 25 largest ORE properties, the largest has a book value of $2.4 million and the smallest has a book value of $350 thousand.

- Management considers the current level of the allowance for loan losses adequate to absorb possible losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 14


ADDITIONAL FINANCIAL AND OPERATIONAL DATA

- Regions has authorization to repurchase up to 12.6 million shares of common stock. On July 16, 2003, Regions' Board of Directors increased the authorization for share buyback by 10 million shares, in addition to the 2.6 million shares remaining under the previous buyback authorization. Approximately 4.2 million shares, including 4 million under an accelerated share buyback program, were repurchased during the first quarter of 2004 leaving 7 million shares available for repurchase under the current authorization.

- Excess purchase price was $1.1 billion at March 31, 2004, December 31, 2003 and March 31, 2003.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2004 EARNINGS RELEASE
PAGE 15


FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. The forward-looking statements are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors that may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) the existence or exacerbation of general geopolitical instability and uncertainty, including the threat or occurrence of acts of terror or the occurrence or escalation of hostilities; (e) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (f) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors that may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

Regions' Investor Relations contact is Jenifer M. Goforth at (205) 244-2823; Regions' Media contact is Kristi Lamont Ellis at (205) 326-7179.